Exhibit 10.2

DIGITAL MARKETING SERVICES AGREEMENT THIS AGREEMENT is dated effective November 4, 2026 (the "Effective Date"). AMONG: PMGC Holdings Inc. a company incorporated under the laws of California and having its address at 120 Newport Center Drive Newport Beach, CA 92660. (the "Company") AND: Senergy Communications Capital Inc. a company incorporated under the laws of British Columbia and having its address at 1122 Mainland Street unit #228, Vancouver BC - V5B-5L1. (the "Consultant") WHEREAS: A. The Company is engaged in the business of acquiring and investing in established American businesses and has its common shares listed for trading on the NASDAQ (the "Exchange"). B. The Company wishes to retain the Consultant to provide the Company with certain digital marketing services and the Consultant has agreed to provide such services to the Company pursuant to the terms and conditions of this Agreement. THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Consultant (each, a "Party" and, together, the "Parties") agree as follows: Article 1 APPOINTMENT OF THE CONSULTANT Section 1.1 Appointment of Consultant The Company hereby retains the Consultant to provide the Company with the following digital marketing and similar services (the "Services"): (a) ensuring the Company is onboarded with the Consultant properly in order to best provide the desired results. This includes setting expectations, requirements & assets to be transferred prior to setup. Digital Marketing Services Agreement C-125/2026

(b) setting up required ad accounts & channels; (c) management of influencers and media channels; (d) fully built-out interactive landing page to host all ad traffic; (e) such other marketing and similar services as are customary and mutually agreed upon between the Parties. Section 1.2 Independent Consultant In providing the Services hereunder, the Consultant will be an independent contractor and not an employee or agent of the Company, except that the Consultant will be an agent of the Company solely in circumstances where the Consultant must be the agent to carry out its obligations as set forth in this Agreement. The Consultant hereby acknowledges that the Company is not required, and will not be required, to make any remittances and payments required of employers by statute on the Consultant's behalf, nor will the Consultant or any of its employees be entitled to the fringe benefits provided by the Company to its employees, if any. The Consultant agrees that it will be required to file corporate and/or individual tax returns and to pay taxes in accordance with all provisions of applicable federal and provincial laws. Section 1.3 Non-Exclusivity The Parties acknowledge that this Agreement is not exclusive. Neither Party will be precluded from acting or retaining the services of/for a function similar to that contemplated under this Agreement or in any other capacity for any other individual or entity, provided, with respect to the Consultant, such action does not prevent it from providing the Services or fulfilling its obligations pursuant to this Agreement. Article 2 COMPENSATION Section 2.1 Compensation As compensation for carrying out the Services, the Company shall: (a) Commit to an ad-spend marketing budget & marketing service fee of $185,000 (the "Ad Spend & Service Fee") for the duration of the Term (as defined herein), which shall be payable upon [the execution of this Agreement]. Once the Ad Spend & Service Fee has been utilized a re-investment consisting of additional Ad Spend & Service Fee can be renegotiated to extend the Services. Any re-negotiated increases in the Ad Spend & Service Fee shall be recorded in writing and shall be subject to approval by the Exchange; and All cash payments shall be paid by certified cheque or wire deposit as instructed by the Consultant. Article 3 DURATION, TERMINATION AND DEFAULT Digital Marketing Services Agreement C-125/2026

Section 3.1 Term This Agreement will become effective as of the Effective Date and will remain in force for a term of 1 month (the "Term"). After which, the parties may mutually agree to extend the term of this Agreement. To the extent this Agreement extends beyond the Term, the Parties will agree in writing to the compensation and services extending beyond the Term, subject to acceptance by the Exchange. Section 3.2 Termination This Agreement may be terminated: (a) during the Term, by written mutual agreement of the Parties; (b) if, for any reason, the Exchange does not accept this Agreement; (c) during the Term, by the Consultant if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company under this Agreement occurs and such breach or failure is incapable of being cured or is not cured within five (5) calendar days. (d) during the Term, by the Company if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Consultant under this Agreement occurs and such breach or failure is incapable of being cured or is not cured within five (5) calendar days. Section 1.2 (Independent Consultant), Section 1.3 (Non-Exclusivity), Article 2 (Compensation and Expens- es), Article 3 (Duration, Termination and Default), Article 7 (Confidentiality), Article 9 (Indemnification) and Article 10 (Miscellaneous) of this Agreement shall survive the termination or purported termination of this Agreement, any withdrawal or termination or decision not to proceed with the completion of the engagement of the Consultant hereunder. Section 3.3 Payments on Termination Upon termination of this Agreement under Section 3.2: (a) the Consultant will promptly deliver to the Company a final accounting (the "Final Account- ing"), reflecting expenses incurred on behalf of the Company by the Consultant pursuant to the terms of this Agreement as of the date of termination; and (b) the Company will pay to the Consultant, within fifteen (15) calendar days of the date the Company received the Final Accounting, all sums due and payable to the Consultant under this Agreement to the date of termination. Article 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CONSULTANT Digital Marketing Services Agreement C-125/2026

The Consultant represents, warrants and covenants to and with the Company as follows: (a) the Consultant shall ensure that every document or other record prepared by or for the Consultant in the course of providing its services hereunder clearly and conspicuously discloses that it is issued by or on behalf of the Company. (b) the Consultant has all business and professional licenses, registrations and permits necessary to provide the Services in accordance with this Agreement and otherwise to perform its obliga- tions hereunder; (c) the Consultant shall provide the Company with copies of all materials created by the Consultant for the Company's review and shall obtain the Company's express approval prior to publication or dissemination of any work product created in connection with the Services. The Consultant agrees to make revisions to such work product as the Company may reasonably request; provided, however, that all requests for revision comply with the policies of the Exchange or Applicable Securities Laws (as defined below). (d) The Consultant will ensure that any trading in securities of the Company is in compliance with applicable securities laws, including the policies of the Exchange, and will provide notice to the Company of any purchases or sales of the Company's securities. (e) the Consultant has duly executed and delivered this Agreement and this Agreement consti- tutes a valid obligation of the Consultant, legally binding upon the Consultant and enforceable in accordance with its terms subject to such limitations and prohibitions in applicable laws relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement or winding up and other laws, rules and regulations of general application affecting the rights, powers, privileges, remedies and interests of creditors, generally; (f) the Consultant shall perform the Services in material compliance with all Applicable Securities Laws in the jurisdictions in which it is carrying out activities in respect of the Services. For purposes of this Agreement, "Applicable Securities Laws" means, collectively, the policies of the Exchange and the applicable securities laws, regulations, rules, instruments, rulings, orders and notices of the applicable jurisdictions, and the applicable policy statements issued by the securities regulators or regulatory authorities in the applicable jurisdictions and the securities legislation, rules, regulations and published policies of each other jurisdiction in which the Consultant conducts activities in connection with the Services; (g) the Consultant will not, without the prior written consent of the Company, distribute or otherwise make available any materials, or make any representations about the Company, its business or its prospects, other than materials specifically provided by the Company to the Consultant for such purpose or the Company's publicly available filings on SEDAR+; (h) the Consultant will not knowingly make any untrue statement of any material fact regarding the Company, nor knowingly omit to state any material fact required to be stated or necessary to make any statement by the Consultant regarding the Company not misleading; Digital Marketing Services Agreement C-125/2026

(i) the Consultant agrees that the representations and warranties of the Consultant herein will be true and correct as of the Effective Date and shall survive all terms of this Agreement; and (j) the Consultant makes the representations and warranties set forth in this Article 4 under- standing that the Company believes them to be true and knowing that the Company relies on their veracity, such reliance, if to the Company's detriment, shall constitute a cause of action in law or equity by the Company against the Consultant, the entitlement to which the Company reserves. Article 5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company represents and warrants to the Consultant as of the date hereof as follows: (a) prior to the Consultant disseminating or publicly disclosing any work product or content, the Company shall review such materials. It is understood that the Consultant and its officers and directors shall not be obligated to make an independent investigation of any information provided by the Company and that the Consultant shall have the right to rely exclusively upon the accuracy of all statements (financial, reporting and otherwise), information and documents provided by the Company to the Consultant. The Consultant is providing the Services provided herein and is utilizing content that has been reviewed and approved by the Company. (b) the Company shall comply with all Exchange policies related to the provision of the Services by the Consultant, including, but not limited to: i. Disclosing the nature of the Consultant's engagement in a news release; and ii. Completing all required Exchange filings related to this Agreement in a timely manner. (c) the Company shall appoint a senior officer or director to act as the authorized representative from the Company who will act as a direct point of contact between the Consultant and the Company (the "Company Representative"). The Company Representative shall be responsible for: i. providing the Consultant with information as reasonably requested by the Consultant or otherwise reasonably needed by the Consultant to provide the Services, which information provided by the Company shall be truthful, accurate, and not omit material information; ii. confirming start-dates, timelines, and goals relating to the Services with the Consul- tant; iii. respond to the Consultant's inquiries and communications respecting the Services in a reasonable and timely manner; and Digital Marketing Services Agreement C-125/2026

iv. meet with the Consultant, or its representatives, as reasonably required throughout the Term. (d) the Company has duly executed and delivered this Agreement and this Agreement constitutes a valid obligation of the Company, legally binding upon the Company and enforceable in accordance with its terms subject to such limitations and prohibitions in applicable laws relating to bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement or winding up and other laws, rules and regulations of general application affecting the rights, powers, privileges, remedies and interests of creditors, generally; (e) with the exception of forecasts, projections or estimates referred to below, all information and other data relating to the Company furnished by or on behalf of the Company to the Consultant in connection with the Services is, or, in the case of historical information, was at the date of preparation, and all information provided to the Consultant in connection with the Services after the Effective Date shall, to the best of the Company's knowledge, be true, accurate, complete and correct in all material respects, and does not, did not and will not, as the case may be, contain a Misrepresentation (defined below); (f) any projections and forecasts relating to the Company provided by or on behalf of the Company to the Consultant in connection with the Services have been, and any such projections and forecasts prepared in connection with the Services after the Effective Date will be, prepared in good faith with the assistance of competent professional advisors and are based upon assump- tions which, in light of the circumstances under which they are made, are reasonable; and (g) the Company makes the above representations, warranties and covenants understanding that the Consultant believes them to be true and knowing that the Consultant relies on their veracity, such reliance, if to the Consultant's detriment, shall constitute a cause of action in law or equity by the Consultant against the Company, the entitlement to which the Consultant reserves. For the purposes of this Article 5, "Misrepresentation" means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Article 6 LIMITATION OF LIABILITY Section 6.1 Limitation of Liability The Consultant shall not be liable for any incidental, consequential, indirect or special damages, or for any loss of or business interruptions caused or alleged to have been caused by the performance or non-performance of the Services. The Consultant is not responsible for errors which result from faulty or incomplete information supplied to the Consultant by the Company. The Company also agrees to not seek damages in excess of the contractually agreed upon limitations directly or indirectly through suits by or against other parties. The Consultant shall not be liable to Company for any costs, damages or delays due Digital Marketing Services Agreement C-125/2026 to causes beyond its control, expressly including without limitation, unknown site characteristics, changes in policies, changes in terms of services. Article 7 CONFIDENTIALITY Section 7.1 Confidential Information For the purposes of this Article 7, "Confidential Information" means information, whether or not created by the Consultant, that relates to the business or affairs of the Company or its affiliates, clients or suppliers, and is confidential or proprietary to, about or created by the Company or its affiliates, clients, or suppliers, including: (a) information relating to the Company's business and operations, including strategies, research, communications, business plans and financial data of the Company; (b) any information of the Company which is not readily publicly available; (c) work product resulting from work or projects performed for the Company or its affiliates; (d) all information that becomes known to the Consultant as a result of this Agreement or the Services performed hereunder that the Consultant, acting reasonably, believes is Confidential Information; and (e) all information that: (i) is used or may be used in business or for any commercial advantage; (ii) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; (iii) is the subject of reasonable efforts to prevent it from becoming generally known; and (iv) the disclosure of which would result in harm to the Company or improper benefit to the Consultant or other persons, provided that Confidential Information does not include any of the following: (a) the general skills and experience gained by the Consultant through the provision of the Services that the Consultant could reasonably have been expected to acquire through similar retainers or engagements with other individuals or entities; (b) information that is or becomes publicly known or readily ascertainable by the public, and through no wrongful act of the Consultant or any of its representatives in breach of this Agreement; Digital Marketing Services Agreement C-125/2026

(c) information that was or is known by the Consultant prior to its disclosure to the Consultant or its representatives; (d) information that is received by the Consultant from a third party without breaching an obligation owed to the Company; (e) information that, is or was independently developed by or for the Consultant without use or reference to the Confidential Information; or (f) information that the Company has indicated, in writing, is not confidential. Section 7.2 Confidentiality The Consultant agrees that at all material times: (a) the Consultant will not disclose Confidential Information to any person other than as necessary in carrying out the Services; (b) the Consultant will take all reasonable precautions to prevent inadvertent disclosure of any Confidential Information disclosed by the Company to the Consultant; and (c) the Consultant will cause each of the Consultant's employees and representatives to comply with the confidentiality obligations provided herein. In the event the Consultant or any of its representatives to whom it has provided any Confidential Information pursuant to this Agreement is required pursuant to any applicable law, regulation, court order or request by any governmental or regulatory body or authority with jurisdiction over the Consultant or its representatives (including by the rules or regulations of any stock exchange or quotation system) to disclose any of the Confidential Information, the Consultant (a) will provide to the Company advance notice to such effect (if the Consultant is legally permitted to do so), (b) at the request of the Company will co-operate with the Company (at the Company's cost) in seeking to limit disclosure or obtain injunctive relief against the disclosure of such Confidential Information, and (c) permit the Company to review the form and content of any Confidential Information that will be disclosed (if the Consultant is legally permitted to do so). Section 7.3 License The Company grants the Consultant a limited, non-transferable, nonexclusive license to copy, use, store, set up, publicly display, publicly perform and transmit any trade names, trademarks, service marks, copyrights, content, text, images, software, functionality, page and other design and layout, media and other materials therein and solely in connection with the Services and direct response marketing in accordance with this Agreement. Other than as specifically provided herein, the Parties, their employees, subsidiaries, affiliates, agents and assigns, shall make no disclosure of any Confidential Information without the express written consent of the other Party. In addition, neither Party shall use the Confidential Information for any purpose other than purposes related to their business relationship as laid out in this Agreement. Section 7.4 Portfolio Release Digital Marketing Services Agreement C-125/2026

The Company agrees that, upon receipt of the Company's prior written consent, the Consultant has the right to use materials created pursuant to this Agreement for the Consultant's portfolio, samples, self-promotion including advertising for the Consultant's business including without limitation Facebook or Instagram, or any other social media platform. In the event Company wishes to exclude some specific materials from the release under this section, or to limit the time period of such release, the Company shall advise the Consultant of such excluded materials or limited duration in writing. Article 8 INFORMATION Section 8.1 Information (a) the Company hereby undertakes and agrees to provide the Consultant with (i) all information, documentation, reports and assistance which the Consultant may reasonably require from time to time in order to adequately perform its obligations under this Agreement, and (ii) access to the Company's senior management, facilities, employees, auditors, legal counsel and consultants which is reasonably necessary and sufficient to allow the Consultant to perform the Services. The Company hereby further undertakes and agrees to deliver to the Consultant copies of any and all information filed with any regulatory body contemporaneously with such filing to the extent such information is not also publicly disclosed. (b) the Company represents and warrants to the Consultant that all information and documenta- tion provided by the Company in connection with the matters hereunder will be true and correct in all material respects and will not contain an untrue statement of a material fact or omit to state a material fact that would be material to a marketing advisor performing the services contemplated herein. (c) the Company will keep the Consultant fully informed of all material changes concerning the Company during the Term and advise the Consultant of any circumstances or developments which might be relevant to the performance of its services under this Agreement. (d) in carrying out its responsibilities hereunder, the Consultant will necessarily rely on information prepared or provided by the Company and other sources believed by the Consultant to be reliable and will apply reasonable standards of diligence to any work performed hereunder in the nature of an assessment or review of the data or other information. However, the Consultant will be entitled to rely on and assumes no obligation to verify the accuracy or completeness of such information and under no circumstances will the Consultant be liable to the Company or the Company's security holders for any damages arising out of the inaccuracy or incompleteness of any such information. Digital Marketing Services Agreement C-125/2026

(e) nothing in this Agreement shall be construed as granting any rights under any patent, copyright or other intellectual property right of the Company to the Consultant, nor shall this Agreement grant Consultant any rights in or to the Company's Confidential Information, except the limited right to use the Confidential Information in connection with the Services. Article 9 INDEMNIFICATION Section 9.1 Indemnification by the Company The Company shall indemnify, defend and hold harmless the Consultant, its parents, subsidiaries and affili- ates, their respective directors, officers, employees, agents, attorneys, affiliates, and successors (collectively, the "Consultant Indemnified Parties") from all claims, losses, liabilities, damages, suits, actions, government procedures, taxes, penalties or interest, associated auditing and legal expenses and other costs incurred by the Consultant (including reasonable attorneys' fees and costs of suit), which in any way arise out of: (a) Company's instructions to the Consultant regarding performance of the Consultant's duties hereunder; (b) Company's misrepresentation or breach of any representation, warranty or covenant of this Agreement, except to the extent that any losses result from the negligence, dishonesty, fraud or other misconduct of the Consultant Indemnified Parties. The Company's indemnity shall be unconditional and unlimited in amount. Section 9.2 Indemnification by the Consultant The Consultant shall indemnify, defend and hold harmless the Company, its subsidiaries and affiliates, their respective directors, officers, employees, agents, attorneys, affiliates, and successors (collectively, the "Company's Indemnified Parties") from all claims, losses, liabilities, damages, suits, actions, government procedures, associated auditing and legal expenses and other costs incurred by the Company (including reasonable attorneys' fees and costs of suit), which in any way arise out of Consultant's misrepresentation or breach of any representation, warranty or covenant of this Agreement, except to the extent that any losses result from the negligence, dishonesty, fraud or other misconduct of the Company's Indemnified Parties. The Consultant's indemnity shall be unconditional and unlimited in amount. Article 10 MISCELLANEOUS Section 10.1 Waiver and Consents No consent, approval or waiver, express or implied, by either Party, to or of any breach or default by the other Party in the performance by the other Party of its obligations hereunder, will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligations of such other Party under this Agreement. Any failure by a Party to declare the other Party in default of this Agreement, irrespective of how long such failure continues, will not constitute a general waiver by such Party of its rights under this Agreement. The granting of any consent or approval Digital Marketing Services Agreement C-125/2026 in any one instance by or on behalf of either Party will not be construed to waiver or limit the need for such consent in any other or subsequent instance. Section 10.2 Governing Law This Agreement, and all matters arising hereunder, will be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia, regardless of the conflicts of laws provisions of any jurisdiction. Section 10.3 Currency All monetary amounts referred to in this Agreement refer to the lawful currency of Canada. Section 10.4 Enurement This Agreement will enure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns. Section 10.5 Assignment This Agreement may not be assigned by either Party except with the written consent of the other Party. Section 10.6 Entire Agreement and Amendment This Agreement constitutes the entire agreement between the Parties with respect to its subject matter, and supersedes any prior understandings, undertakings and agreements between the Parties, whether verbal or written, with respect to its subject matter. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express implied or statutory between the Parties other than as expressly set forth in this Agreement. To be effective, any modification or amendment of this Agreement must be in writing and signed by each of the Parties. Section 10.7 Headings The headings of the articles of this Agreement are inserted for convenience of reference only and will not, in any manner, affect the construction or meaning of anything herein contained or govern the rights or liabilities of the Parties. Section 10.8 Notices Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by email or other means of electronic communication capable of producing a printed copy to the following address: Digital Marketing Services Agreement C-125/2026

If to the Company: Attention: PMGC Holdings Inc. If to the Consultant: Attention: Senergy Communications Capital Inc, (or to such other address as either Party may specify by notice in writing to the other Party). Any notice delivered or sent by e-mail transmission or other means of electronic communication, capable of producing a printed copy, on a business day will be deemed conclusively to have been effectively received on the day the notice was delivered, or the transmission was sent successfully if transmitted before 4:00 pm Vancouver time, failing which it will be deemed to have been received on the following business day. In this Agreement, a "business day" means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in the City of Vancouver, British Columbia. Section 10.9 Time of the Essence Time is of the essence to this Agreement. Section 10.10 Further Assurances The Parties agree from time to time after the execution hereof to make, do or execute, or cause or permit to be made, done or executed, all such further and other acts, deeds, things and assurances as may be required to carry out the true intention of, and to give full force and effect to this Agreement. Section 10.11 Counterparts This Agreement may be executed in several counterparts deliverable by electronic transmission, each of which will be deemed to be an original, and all of which will, together, constitute one and the same instrument. Section 10.12 Severability In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted as to the jurisdiction involved only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Digital Marketing Services Agreement C-125/2026

[Remainder of page intentionally left blank] IN WITNESS WHEREOF this Agreement has been executed by the Parties hereto on the day and year first above written. PMGC Holdings Inc. Per: _______________________________ Name: GRAYDON BENSLER Title: CEO SENERGY COMMUNICATIONS CAPITAL INC. Per: _______________________________ Name: ALEEM FIDAI Title: CEO Digital Marketing Services Agreement C-125/2026